AMENDMENT NO. 21
TO
MASTER DISTRIBUTION PLAN
     This amendment effective as of May 1, 2013, amends The Master Distribution Plan (the “Plan”), dated as of July 16, 2001, pursuant to Rule 12b-1, of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, is hereby amended as follows:
     WHEREAS, the parties desire to amend the Agreement to change the names of Invesco Van Kampen V.I. American Franchise Fund to Invesco V.I. American Franchise Fund, Invesco Van Kampen V.I. American Value Fund to Invesco V.I. American Value Fund, Invesco Van Kampen V.I. Comstock Fund to Invesco V.I. Comstock Fund, Invesco Van Kampen V.I. Equity and Income Fund to Invesco V.I. Equity and Income Fund, Invesco Van Kampen V.I. Growth and Income Fund to Invesco V.I. Growth and Income Fund, Invesco Van Kampen V.I. Mid Cap Growth Fund to Invesco V.I. Mid Cap Growth Fund and Invesco Van Kampen V.I. Value Opportunities Fund to Invesco V.I. Value Opportunities Fund;
NOW THEREFORE, Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
MASTER DISTRIBUTION PLAN
OF
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)
(Series II Shares)
(DISTRIBUTION FEE)
          The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

Distribution
Portfolio:	Fee:
Invesco V.I. Balanced-Risk Allocation Fund	0.25%
Invesco V.I. Value Opportunities Fund	0.25%
Invesco V.I. Core Equity Fund	0.25%
Invesco V.I. Diversified Income Fund	0.25%
Invesco V.I. Global Health Care Fund	0.25%
Invesco V.I. Global Real Estate Fund	0.25%
Invesco V.I. Government Securities Fund	0.25%
Invesco V.I. High Yield Fund	0.25%
Invesco V.I. International Growth Fund	0.25%
Invesco V.I. Mid Cap Core Equity Fund	0.25%
Invesco V.I. Money Market Fund	0.25%
Invesco V.I. Small Cap Equity Fund	0.25%
Invesco V.I. Technology Fund	0.25%

Distribution
Portfolio:	Fee:
Invesco V.I. Utilities Fund	0.25%
Invesco V.I. Diversified Dividend Fund	0.25%
Invesco V.I. High Yield Securities Fund	0.25%
Invesco V.I. S&P 500 Index Fund	0.25%
Invesco V.I. Equally Weighted S&P 500 Fund	0.25%
Invesco V.I. American Franchise Fund	0.25%
Invesco V.I. Comstock Fund	0.25%
Invesco V.I. Equity and Income Fund	0.25%
Invesco V.I. Global Core Equity Fund	0.25%
Invesco V.I. Growth and Income Fund	0.25%
Invesco V.I. Mid Cap Growth Fund	0.25%
Invesco V.I. American Value Fund	0.25%”
     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)
(on behalf of its Series II Shares)

Attest:		By:

	Assistant Secretary		John M. Zerr
Senior Vice President

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